Exhibit 8.2

[ Letterhead of Mallesons Stephen Jaques ]

2 March 2011

Westpac Banking Corporation	Greg Hammond
Westpac Place	Partner
275 Kent Street	Direct line
Sydney NSW 2000	+ 61 2 9296 2487

Dear Sirs

Registration Statement of Westpac Banking Corporation (“Bank”) on Form F-3  (“Registration Statement”) dated 2 March 2011, including the Prospectus dated 2 March 2011 (“Prospectus”), relating to the offer and sale of the Bank’s Retail Medium-Term Notes (“Notes”) to be issued pursuant to an Indenture dated as of 2 March 2011 (“Indenture”) between the Bank and Wells Fargo Bank, National Association acting, among other roles, as trustee (“Trustee”)

We refer to the filing with the Securities and Exchange Commission under the United States Securities Act 1933, as amended (“Securities Act”), of the Registration Statement, including the Prospectus, in respect of which we have acted as your special tax advisers in the Commonwealth of Australia (“Australia”).

This opinion relates only to Australian tax laws and is given on the basis that it will be construed in accordance with the laws of New South Wales.  We express no opinion about the laws of another jurisdiction or (except as expressly provided in paragraph 3) factual matters.

1                                          Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the filing of the Registration Statement:

(a)                                   the Registration Statement and the Prospectus;

(b)                                  the following documents incorporated by reference in the Prospectus:

(i)                                      the Form 20-F for the year ended 30 September 2010 filed by the Bank with the SEC on or about 15 November 2010 (“Form 20-F”); and

(ii)                                   the Forms 6-K filed by the Bank with the SEC listed under the heading “Incorporation of information we file with the SEC” on pages 75 and 76 of the Prospectus; and

(c)                                   the Indenture.

2                                          Assumptions

We have assumed:

(a)                                   the authenticity of all signatures, seals, duty stamps and markings;

(b)                                  the completeness, and conformity to originals, of all documents submitted to us;

(c)                                   that the Indenture and the Notes are or will be legal, valid, binding and (subject to their terms) enforceable obligations of the parties to them under all relevant laws;

(d)                                  that all the provisions in the Indenture have been, and will be, strictly complied with by the Bank and the Trustee; and

(e)                                   that neither the Australian Commissioner of Taxation nor any other governmental authority having the power to do so has given nor will give a statutory notice or direction requiring the Bank (or any person on its behalf) to deduct from sums payable by it to a person under the Indenture or the Notes any taxes or other charges payable by the payee.  It is unlikely that such a notice or direction would be given unless the amount of tax or other charges was in dispute or the payee had failed to pay tax or other charges payable by it.

We have not taken any steps to verify these assumptions.

3                                          Opinion

On the foregoing basis and subject to the qualification set out below, we are of the opinion that the statements in the Prospectus on pages 68 to 70 in the section entitled “Australian Taxation” are a fair and accurate summary of the relevant Australian tax laws.

4                                          Qualification

Except as expressly stated in the preceding paragraph, we express no opinion in respect of the Registration Statement or the Prospectus (and for the avoidance of doubt, including the documents incorporated by reference in those documents) and we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in those documents, or that no material facts have been omitted from them.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part thereof.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters and we have no obligation to update it.

This opinion is given in respect of the Australian tax laws which are in force at 9.00 am (Sydney time) on the date of this letter.

Yours faithfully
/s/ Mallesons Stephen Jaques